股权转让协议
EQUITY TRANSFER AGREEMENT

由/By and among

宋宜华/Song Yihua

周胜利/Zhou Shengli

张成义/Zhang Chengyi

（作为出让方）
(As the Transferors)

与/And

桑西能源香港有限公司
Sunsi Energies Hong Kong Limited

（作为受让方）
(As the Transferee)

关于/With regard to

关于出售与购买淄博宝凯商贸有限公司90%的股权
For the sale and purchase of the 90% equity interests
in Zibo Baokai Commerce and Trade Co., Ltd.

2010年 04月29 日
  April 29 , 2010

本协议由下列四方于2010年04月29日于淄博签订：
This EQUITY TRANSFER AGREEMENT (hereinafter referred to as this Agreement) is entered into in Zibo on Apr.29  2010 by and among:

宋宜华，中华人民共和国公民，身份证号码370303195504245450（宋先生）；
Song Yihua, a citizen of People’s Republic of China, ID Card number 370303195504245450 (Mr. Song);

和/and

周胜利，中华人民共和国公民，身份证号码370303196108205419（周先生）；
Zhou Shengli, a citizen of People’s Republic of China, ID Card number 370303196108205419 (Mr. Zhou);

和/and

张成义，中华人民共和国公民，身份证号码370303196410165438（张先生）；
Zhang Chengyi, a citizen of People’s Republic of China, ID Card number 370303196410165438 (Mr. Zhang);

和/and

桑西能源香港有限公司（受让方），一家根据香港法律合法成立并有效存续的有限责任公司，其法定地址为香港中环康乐广场1号怡和大厦401室。
Sunsi Energies Hong Kong Limited (the Transferee), a private company with limited liability duly incorporated and existing under the laws of Hong Kong with its legal address at 401 Jardine House, 1 Connaught Place, Central, Hong Kong.

宋先生、周先生、张先生和受让方单独称为一方，合称为双方或各方。
Mr. Song, Mr. Zhou, Mr. Zhang and the Transferee may be individually referred to as a Party, and collectively referred to as the Parties or each Party.

宋先生、周先生和张先生合称为出让方。
Mr. Song, Mr. Zhou and Mr. Zhang may be collectively referred to as Transferors.

鉴于
WHEREAS

A.	淄博宝凯商贸有限公司（下称公司或宝凯）是根据中华人民共和国（下称中国）法律合法成立并有效存续的有限责任公司，其法定注册地址为淄博市开发区四宝山办事处尚庄，其注册资本为人民币200万元，实收资本为人民币200万元。出让方是公司的股东，共持有公司100%的股权。其中，宋先生持有公司60%的股权，周先生持有公司20%的股权，张先生持有公司20%的股权。
Zibo Baokai Commerce and Trade Co., Ltd. (hereinafter referred to as the Company or Baokai) is a limited liability company duly organized and validly existing under the law of the People’s Republic of China (hereinafter referred to as PRC) with its registered address at Shangzhuang Village, Sibaoshan Sub-District Office, Hi-Tech Zone, Zibo City. The Company’s registered capital is RMB2,000,000 which has been paid up.  The Transferors are the shareholders of the Company who hold 100% equity interests in the Company, in which Mr. Song holds 60% equity interests in the Company, Mr. Zhou holds 20% of equity interests in the Company and Mr. Zhang holds 20% of equity interests in the Company.

B.	出让方希望根据本协议的规定向受让方出售和转让、受让方希望根据本协议的规定向出让方购买和受让公司90%的股权。
The Transferors wish to sell and transfer and the Transferee wishes to buy and acquire, in accordance with this Agreement, 90% equity interests in the Company.

有鉴于此，按照诚实信用、公平和互利原则，各方经友好协商达成如下协议内容：
NOW, THEREFORE, under the principles of good faith, fairness and mutual benefits, after friendly discussions the Parties hereby agree as follows:

1.	定义及诠释
DEFINITION AND INTERPRETATION

除非另有说明，以下术语在本协议中使用时有如下含义：
Unless otherwise specified, the following terms shall have the following meanings when used herein:

股权 Equity	指按照本协议规定从出让方转让至受让方的公司的股权。 refers to the equity interests in the Company to be transferred from the Transferors to the Transferee under this Agreement.
股权转让 Equity Transfer	指按照本协议规定出售之股权从出让方转让至受让方的交易。 refers to the transfer of the Equity from the Transferors to the Transferee as contemplated under this Agreement.
审批机构 Approval Authority
指中国商务部在淄博的分支机构，负责对股权转让及其相关事项的审查和批准。
refers to the local branch of Ministry of Commerce of PRC in Zibo, the governmental authority in charge of examination and approval of the Equity Transfer as well as other matters underlying or peripheral to the Equity Transfer.

工作日 Business Day(s)	指周六、周日及中国法定公共假期之外的任何一日或多日，以北京时间为准。 refers to any day(s) which is not a Saturday or Sunday and not a public holiday in the PRC, Beijing time.
购买价款 Purchase Price	指受让方根据本协议第3条将向出让方支付的用于购买公司股权的总价款。 refers to the purchase price the Transferee will pay to the Transferors according to Article 3 of this Agreement to purchase the Equity in Company.

工商局 SAIC	指中国国家工商行政管理总局在淄博的相关分支机构。 refers to the local extension of State Administration of Industry and Commerce of the PRC in Zibo.

2.	股权转让
EQUITY TRANSFER

2.1	根据本协议的条款和条件，出让方同意向受让方出售和转让公司的股权，受让方同意向出让方受让没有任何权利负担的股权及附着于或产生于该股权的一切权益、资格、利益和收益，包括对本协议签订后在该股权上产生的任何股息或其他已宣布的分红的权利。
Subject to the terms and conditions of this Agreement, the Transferors agree to sell and transfer the Equity to the Transferee, and the Transferee agrees to acquire from the Transferors the Equity free from any encumbrances and with all rights, titles, interest and benefits attached or accruing thereto, including all rights to any dividends or other distributions declared, paid or made in respect of the Equity after the date of this Agreement.

2.2	各出让方同意根据本协议的条款和条件分别向受让方转让下列数量的股权，受让方同意根据本协议的条款和条件受让下列数量的股权：
Each of the Transferors agrees to transfer and the Transferee agrees to acquire the following numbers of the Equity to the Transferee respectively on the terms and conditions of this Agreement:

宋先生：50%的公司股权
Mr. Song: 50% of equity interests in the Company

周先生：20%的公司股权
Mr. Zhou: 20% of equity interests in the Company

张先生：20%的公司股权
Mr. Zhang: 20% of equity interests in the Company

总数：90%的公司股权。
Total: 90% of equity interests in the Company

3.	购买价款
PURCHASE PRICE

3.1	公司股权转让的购买价款总额为美元263,647元（在本协议签署之日，折合人民币约1,800,000元）。
The total Purchase Price for the Equity Transfer shall be USD263,647 (equivalent to approximately RMB1,800,000 on the date of this Agreement).

3.2	购买价款应于宝凯获得工商局颁发的新的、显示受让方持有公司90%股权的公司营业执照（新营业执照）之后并且本协议第3.3条所列的先决条件成就或被豁免后在三（3）个月内按如下数额支付给各出让方：
The Purchase Price shall be paid to each of the Transferors within three (3) months after issuance of the new business license of the Company reflecting that the Transferee holds 90% of equity interests in the Company (New Business License) and the satisfaction or waiver of the conditions precedent provided in Article 3.3 in the following amounts:

向宋先生支付：	美元	146,470.6
To Mr. Song:	USD	146,470.6

向周先生支付：	美元	58,588.2
To Mr. Zhou:	USD	58,588.2

向张先生支付：	美元	58,588.2
To Mr. Zhang:	USD	58,588.2

3.3	在下列先决条件成就后，受让方应按照本协议第3.2条的规定支付购买价款：
Upon satisfaction of the following conditions precedent, the Transferee shall pay the Purchase Price according to the Article 3.2 of this Agreement:

(a)	公司的股东会批准本次股权转让；
This Equity Transfer is approved by the shareholders meeting of the Company;

(b)	受让方对公司尽职调查的结果使受让方满意；
The Transferee is satisfied with the result of the due diligence against the Company; and

(c)	本次股权转让获得了审批机关的批准，公司取得了外商投资企业批准证书。
The Equity Transfer is approved by Approval Authority, and the Company has obtained the Foreign Invested Enterprise Approval Certificate.

(d)	签署公司的合资合同以及章程；
Execution of both the joint venture agreement and articles of association of the Company;

(e)	出让方履行了本协议第5条规定的义务并令受让方满意；且
The Transferors have fulfilled the obligations provided in Article 5 hereof and to the satisfaction of the Transferees; and

(f)	出让方在本协议第7.1条作出的陈述与保证自本协议日期起持续有效。
The Transferors’ representations and warranties under Article 7.1 hereof shall be continuously effective as of the date of this Agreement.

3.4	购买价款应支付到各出让方的如下银行账户或各出让方另行指定的其他账户：
The Purchase Price shall be paid to the following bank accounts of Transferors or the bank accounts otherwise designated by the Transferors in writing respectively:

宋先生/To Mr. Song:

开户银行：
Account Opening Bank:
开户银行地址：
Address of the Bank:
账号：
Account Number:
账户名称:
Account Name:

周先生/To Mr. Zhou:

开户银行：
Account Opening Bank:
开户银行地址：
Address of the Bank:
账号：
Account Number:
账户名称:
Account Name:

张先生/To Mr. Zhang:

开户银行：
Account Opening Bank:
开户银行地址：
Address of the Bank:
账号：
Account Number:
账户名称:
Account Name:

4.	股权转让的审批与登记
APPROVAL AND REGISTRATION OF THE EQUITY TRANSFER

各方应在本协议签署日起三十（30）日内，备齐申请审批机构批准股权转让及其相关事项的所有文件并向审批机构递交该等文件。
The Parties agree that within thirty (30) days upon the execution of this Agreement they shall finish preparing and have all the documents relating to the approval by Approval Authority for the Equity Transfer and other related matters and submit all such documents to Approval Authority.

5.	出让方的其他义务
OTHER OBLIGATIONS OF THE TRANSFERORS

5.1	出让方承诺在本协议签署后至股权转让完成，即新的公司营业执照颁发之日，除非获得受让方书面同意，公司不签署任何金额在人民币10万元以上的合同或协议，且公司不得放弃或怠于行使任何公司的主张或债权。
The Transferors promise that after the execution of this Agreement and before the completion of the Equity Transfer, i.e., the issuance of new Business License of the Company, unless approved by the Transferee, the Company will not enter into any contract or agreement in an amount exceeding RMB100,000, and the Company shall not waive or be inactive in exercising any of its claims or rights.

5.2	出让方应确保本协议项下的股权转让能够被审批通过和合法登记。
The Transferors shall ensure that the equity transfer under this Agreement will be approved and duly registered.

6.	交割
CLOSING

6.1	本次股权转让的交割（交割）应在工商局颁发新营业执照之日起五（5）个工作日内在淄博（交割地点）进行股权交割。
The closing of the Equity Transfer shall (the Closing) shall take place in Zibo (Closing Place) within five (5) business days upon issuance of the New Business License.

6.2	出让方应在交割日向受让方交付如下文件：
The Transferors shall deliver the following documents on the Closing Date:

(a)	新营业执照；
New Business License;

(b)	经审批机构批准的公司章程、合资合同；和
The Articles of Association of the Company, the Joint Venture Contract of the Company approved by the Approval Authority；and

(c)	公司的公章、财务印鉴及受让方要求的其他物品文件。
The company seal, financial seal, and any other items and materials requested by the Transferee.

7.	陈述及保证
REPRESENTATION AND WARRANTY

7.1	出让方作出如下陈述，保证及承诺：
The Transferors represent, warrant and undertake to the Transferee as follows:

(a)	出让方拥有完全的权利和能力签署并履行本协议；
The Transferors possess complete right and ability to sign and implement this Agreement;

(b)	出让方合法持有公司100%的股权，并对出售之股权拥有完全、有效的处分权；
The Transferors are in legal possession of the 100% equity interests in the Company and has full and valid rights of disposition of the Equity;

(c)	除出让方外，没有任何第三方在公司享有股权或任何投资性权利、主张或利益。公司没有任何义务向出让方之外的任何第三方支付红利、本金、利息或任何其他形式的偿付。
No person other than the Transferors owns any equity or any rights, claims, or interests of investment nature in the Company.  The Company has no obligation to pay any dividends, principal, interests, or make any other payment to any third party other than the Transferors..

(d)	出让方有权依照本协议的条款规定将其拥有的无任何权利负担的全部合法及实益拥有的股权出售、转让给受让方，而无须经过任何第三方的同意，也没有任何第三方宣称其拥有上述权利。
No person other than the Transferors owns any Equity or has any claim, right or interest in or to the Company.  The Company has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any of its registered capital, Equity therein or to pay any dividend or make any distribution in respect thereof.

(e)	本协议各方对本协议的签署和履行没有也不会：
The execution and performance of this Agreement by each Party hereunder do not and/or will not:

(i)	违反该方的章程性文件或可适用法律的规定，或与之冲突，或构成对其的违背；
Violate, conflict with or constitute a default under any provision of such Party’s constitutional documents or the Applicable Laws;

(ii)	与该方作为一方或约束该方财产的其他协议发生冲突或导致对该等协议的违反，但怠于履行该等承诺及协议不会对本协议下交易产生重大不利影响的除外；
Conflict with or result in a breach of any agreement to which such Party is a party or by which its properties are bound other than such covenants and agreements with respect to which failure to perform would not have a Material Adverse Effect on the transactions contemplated by this Agreement;

(iii)	违反对该方或该方财产具有约束力的法院、行政机关或政府机构的判决、命令、禁令、政令或裁决；或
Violate any judgment, order, injunction, decree or award of any court, administrative agency or governmental body, against or binding upon, such Party or its properties; or

(iv)	构成对适用于该方或该方财产的任何法律法规的违反。
Constitute a violation by any such Party of any law or regulation applicable to such Party or its properties.

(f)	公司是根据中国法律合法成立并有效存续的有限公司；公司注册资本为人民币200万元，实收资本为人民币200万元。出让方是公司的股东，共持有公司100%的股权。其中，宋先生持有公司60%的股权，周先生持有公司20%的股权，张先生持有公司20%的股权。直至交割日，出让方和受让方必须共同聘请一家会计事务所对公司调整后的会计报表进行审计，公司的净资产不得低于人民币2,000,000元。
The Company is a limited company duly incorporated and existing under PRC laws.  The Company’s registered capital is RMB2,000,000 which has been paid up.  The Transferors are the shareholders of the Company who hold 100% equity interests in the Company, in which Mr. Song holds 60% equity interests in the Company, Mr. Zhou holds 20% of equity interests in the Company and Mr. Zhang holds 20% of equity interests in the Company. Up to the date of Closing, the Transferors and Transferee shall jointly engage an accounting firm to audit the adjusted accounting statements of the Company, and the net assets of the Company shall not be less than RMB 2,000,000.

(g)
公司已经上报了所有应纳税收的纳税申报单，并且缴纳了所有应当缴纳的税收；本协议签订前两（2）年内，公司未因任何税收、征收、收到的补贴或奖励、社会保险费而被任何政府机构罚款或接受额外的评估调查。交割前，公司的财务税务处理符合适用的财务税务方面的法律法规。对于可能发生的公司在交割前的经营活动中欠缴的税款或任何被有关政府部分决定征收的税务负担、罚款等，由出让方承担，并且宋先生以其交割后持有的公司百分之十（10%）的股权向受让方担保前述可能的税务负担或罚款将由出让方承担。

The Company has filed all tax returns, which it should have filed relating to all Taxes and have paid all Taxes, which have become due. During the two (2) preceding years to this Agreement, no penalties or additional assessments have been imposed on the Company by any Governmental Authority in respect of any Tax or levy, any grant or premium received, or any social security premiums.  The accounting and tax treatments of the Company are in compliance with applicable accounting and tax laws and regulations before the Closing.  The possible unpaid taxes or any other tax burdens or fines whatsoever imposed by relevant authorities on the Company for its business operations prior to the Closing shall be born by the Transferors, and Mr. Song shall with its ten percent (10%) of equity interests in the Company after the Closing guarantee to the Transferee that the before-mentioned tax burdens or fines shall be born by the Transferors.

(h)	公司没有向任何第三人支付任何根据可适用法律为不合法的支付。
The Company has not made any payments to any third person, which is illegal under Applicable Laws.

(i)
出让方已如实向受让方完整披露了公司资产状况（含债权债务情况）的重大事项；公司2009年12月份的资产负债表中显示的负债人民币17099996.7元中，人民币14,400,000元为根据2008年1月11日与太阳远东有限公司签署的《关于泰兴中能远东硅业有限公司之中外合资经营合同》向泰兴中能远东硅业有限公司提供设备而向其预收货款所形成的负债，待该笔货款被确认收入后相应的负债将从负债总额中减除；公司不存在其他任何形式的债务，包括但不限于公司与出让方及出让方以外的任何第三方有关的任何融资、借贷安排；和

The Transferors have truly made complete disclosure to the Transferee with regard to any material events such as the Company’s financial situation (including the Company’s current rights and liabilities); in the current debts in the amount of RMB17,099,996.7 reflected in the Balance Sheet of the Company dated December 2009, RMB14,400,000 is caused because of the advance payment from Taixing Zhongneng Far East Silicon Business Co., Ltd. for the equipment provided to Taixing Zhongneng Far East Silicon Business Co., Ltd. according to the Joint Venture Contract of Taixing Zhongneng Far East Silicon Business Co., Ltd. with Sun Far East Co., Ltd.  After the advance payment is booked as income of the Company, the debt of RMB14,400,000 will be reduced from the debts of RMB17,099,996.7;  the Company has no any other debts, including but not limited to any financial or loan arrangements with its Transferors or any third party other than the Transferors; and

(j)	出让方将履行本协议约定的各项义务并积极配合受让方履行义务。
The Transferors will perform its various obligations under this Agreement and actively assist the Transferee in performing the Transferee’s obligations under this Agreement.

7.2	受让方作出如下陈述，保证及承诺：
The Transferee represents, warrants and undertakes to the Transferor as follows:

(a)	受让方根据香港法律合法成立并有效存续，拥有完全的权力和权利签署并履行本协议；
The Transferee is duly incorporated and validly existing under the Hong Kong laws and possesses sufficient authority and right to sign and implement this Agreement;

(b)	受让方已采取一切适当和必要的公司行为授权签署和履行本协议；及
The Transferee has taken all appropriate and necessary corporate actions to authorize the signing and implementation of this Agreement; and

(c)	受让方将履行本协议约定的各项义务并积极协助出让方履行义务。
The Transferee will perform all its obligations under this Agreement and actively assist the Transferor in performing the Transferors’ obligations under this Agreement.

8.	补偿
INDEMNITY

出让方应就与本协议有关的在任何时候可能加诸于受让方和/或公司、对受让方和/或公司提起、使受让方和/或公司遭受、针对受让方和/或公司主张的或产生不利于受让方和/或公司的判决的任何指控、权利主张、要求、诉讼、责任、惩罚、损失、损害或控告、和解、判决、费用和支出，包括发生的律师费用，为受让方和/或公司提供保护、抗辩、赔偿、承担任何责任、挽救并使受让方和/或公司免受损害。
The Transferors shall protect, defend, indemnify, assume any liability, save and hold Transferee and/or the Company harmless from and against any allegations, claims, demands, suits, liabilities, penalties, losses, damages, or charges, settlements, judgments, costs and expenses including attorney’s fees in connection with this Agreement incurred which at any time may be imposed upon, brought against, incurred by, asserted or awarded against the Transferee and/or the Company.

9.	协议终止
TERMINATION

9.1	如出让方构成对本协议的根本违约（见本协议第10条），则受让方有权以书面通知的方式终止协议，该通知即时有效。本协议因上述通知而终止后，出让方应二十（20）个工作日内向受让方返还受让方已支付的购买价款。
In case the Transferors conduct a material breach (See Article 10 hereof) under this Agreement, the Transferee shall be entitled to terminate the Agreement by serving notice in writing to the other Party with immediate effect.  The Transferors shall return the Purchase Price to the Transferee within twenty (20) business days.

9.2	非因受让方过错导致交割未能实现或未能于本协议生效之日起三（3）个月内实现，受让方有权解除合同，已支付的任何款项应由出让方在受让方通知后五（5）个工作日内返还给受让方。
In the event that the Closing does not happen or does not happen within three (3) months from the effective date of this Agreement not due to Transferee’s faults, Transferee shall be entitled to terminate the Agreement, and any payment already made by the Transferee shall be paid back by the Transferors within five (5) business days upon Transferee’s notice.

9.3	本协议之终止不影响本协议中关于保密、违约责任、争议解决条款的效力，该等条款继续保持其完全的效力。
The termination of this Agreement shall be without prejudice to the provisions contained in this Agreement concerning confidentiality, liability for breach of contract and settlement of disputes which shall remain in full force and effect.

10.	违约及责任
BREACH AND LIABILITIES

10.1	在本协议签署后，如出让方拒不将股权转让给受让方，或因出让方原因导致交割未能实现或未能于本协议生效之日起三（3）个月内实现的，则出让方构成根本违约。
After this Agreement is executed, if the Transferors refuses to transfer the Equity to the Transferees, or due to the Transferors causes the Closing does not happen or does not happen within three (3) months from the effective date of this Agreement, the Transferors constitute a material breach of the Agreement.

10.2	如出让方违反本协议项下的任何义务或违反本协议第7条中其所作出的陈述与保证，且未能在受让方向其发出关于该等违约的书面通知后三十（30）日使该等违约行为得到纠正或弥补，则出让方构成根本违约。
If the Transferors violate any obligations under this Agreement or the representation and warranties under Article 7 of this Agreement, and the Transferors fail to correct or remedy such violation within thirty (30) days after issuance of a written notice regarding such violation by the Transferee, the Transferor shall be deemed having committed a material breach.

10.3	如受让方未能够按照约定向出让方支付购买价款，则出让方可要求受让方从本协议规定的支付之日起按未付金额的每日0.03%支付滞纳金，若受让方延迟三十（30）日让未支付的，受让方构成根本违约。
In the event that the Transferee fails to make the payment in accordance with this Agreement, the Transferors may claim late penalties against Transferee for the outstanding amount at the rate of 0.03% of the outstanding amount per day.  If such delay continues for thirty (30) days, Transferee shall constitute a material breach.

11.	适用法律和争议解决
GOVERNING LAW AND SETTLEMENT OF DISPUTES

本协议的订立、执行、效力及解释均适用中国法律。凡因本协议而产生或与本协议有关的任何争议、争执或权利主张，包括有关其存续、有效性或终止的任何问题，各方首先应争取通过友好协商解决。如果在协商开始后六十(60)日内或双方互相商定的上述六十(60)日的延长期限内争议没有以这种方式解决，则任何一方可将争议应提交中国国际经济贸易仲裁委员会上海分会根据其解释有效的仲裁规则在上海进行仲裁。仲裁的一切程序应以英语进行。所有仲裁员都应精通中文和英文。所有中文或英文的相关材料均可被提交到仲裁庭并被仲裁庭接受为证据，无需翻译。仲裁费用，包括但不限于律师费，应由败诉方负担（出让方应视为一方）。
The conclusion, implementation, validity and interpretation of this Agreement shall be governed by the laws of PRC.  If any dispute, controversy or claim arises out of or in connection with this Agreement, including any question regarding its existence, validity or termination, the Parties shall attempt in the first instance to resolve such dispute through friendly consultations.  If the dispute is not resolved in this manner within sixty (60) days after the commencement of consultation, or within any mutually agreed extension of such sixty (60) days period, then either Party can submit the dispute for arbitration to China International Economic and Trade Arbitration Commission Shanghai Sub-commission in Shanghai for arbitration in accordance with its then effective arbitration rules.  The arbitration shall be conducted in English.  All the arbitrators shall have be proficient both in Chinese and English.  All the relevant materials in Chinese or English can be submitted and accepted as admissible evidences before the arbitration tribunal and need not to be translated.  The costs of arbitration including but not limited to attorney’s fee shall be borne by the losing Party (the Transferors shall be one party in this regard.).

12.	其他条款
MISCELLANEOUS

12.1	税费
Taxes and Fees

因出售和购买公司之股权而产生的所有适用之税费（若有）由各方按照中国法律要求各自承担。除本协议另有说明外，任何一方因参与本协议的准备、洽谈以及履行而产生的费用，均由该方自行支付；
Each Party shall be responsible for its own taxes and fees (if any) arising out of the purchase and sale of the equity interests of the Company in accordance with the PRC laws.  Save as otherwise expressly provided herein, each Party shall bear its own costs arising out of or in connection with the preparation, negotiation and implementation of this Agreement.

12.2	保密
Confidentiality

各方应严格保守其所知道的与他方及其关联方有关的全部商业秘密及其他未公开信息，并防止任何形式的泄漏，直至该信息非因出让方或受让方的过错而成为公开信息，但按照有关法律要求进行披露的除外。
The Parties shall keep strictly confidential all the trade secrets and other undisclosed information that it knows about the other Parties and its related parties and prevent any form of disclosure until and unless such information enters the public domain by no fault of the Transferor or the Transferee or the disclosure is required by law.

12.3	不可抗力
Force Majeure

由于不可抗力（包括但不限于地震、台风、水灾、战争等）的影响，致使本合同不能履行或不能完全履行时，遇有上述不可抗力的一方，应立即将不可抗力情况以电报或其他书面形式通知其他各方，并在10个工作日内提供不可抗力详情及本协议全部不能履行、部分不能履行或者需要延期履行的有效证明。视不可抗力对履行本协议的影响程度，由双方协商决定是否解除本协议，或者部分免除履行本协议的责任，或者延期履行本协议。遇有上述不可抗力的一方应采取一切必要的补救措施以减少因不可抗力造成的损失。否则就损失扩大部分，该方不能免责。
If and when this Agreement cannot be implemented or fully implemented due to the impact of a force majeure event (including but not limited to earthquake, typhoon, flood and war), the affected Party shall immediately notify the other Parties of the situation by telegram or otherwise in writing and, within ten (10) days, submit valid proof showing the details of the force majeure event, the reasons for its failure to implement this Agreement in whole or in part, or the need to extend the period of implementation of the Agreement.  Based on how seriously the implementation of this Agreement has been affected by the force majeure event, the Parties shall decide through consultations whether to terminate this Agreement, relieve the affected party from responsibility for its implementation, or extend the implementation thereof.  The Party affected by any such force majeure event shall take all the necessary remedial measures to reduce the losses caused by the force majeure event.  Otherwise, it shall not be exempted from liability for losses resulting from its failure to implement this Agreement.

12.4	不可转让
Assignment

未经其他各方书面同意，本协议不得部分或全部转让给任何第三方。
This Agreement shall not be assigned in part or in total to any third party without written agreement by all of the Parties.

12.5	生效
Effectiveness

本协议经各方签署并经审批机构批准后方生效。本协议的任何修改、增加或更改只有经各方书面签署并经审批机构批准后方为有效。
This Agreement shall take effect after it has been signed by the Parties and approved by the Approval Authority.  Any revision, supplementation or change to this Agreement shall become effective only after being signed by the Parties and approved by the Approval Authority.

12.6	语言
Language

本协议以中英文两种语言书就，两种文字具有同等法律效力；如发生冲突则以中文为准；本协议一式十（10）份，出让方执四（4）份，受让方执两（2）份，其余四（4）份由公司持有，用于相关审批登记和公司存档之用。每份具有同等效力。
This Agreement is written in Chinese and in English, and each language shall be equally effective.  In case of any discrepancy between the two languages, Chinese shall prevail.  This Agreement has ten (10) originals, with the Transferors holding four (4) originals and the Transferee holding two (2) originals, and the Company holding the remaining four (4) originals for approval, registration and filing purposes, and each original shall have the same effect.

（以下刻意空白，随后为签字页）
(THE BELOW OF THIS PAGE IS LEFT BLANK INTENTIONALLY, SIGNATURE PAGE TO FOLLOW)

（签字页）
(SIGNATURE PAGE)

有鉴于此，本协议经各方签署后自文首所载日期成立。
IN WITNESS THEREOF, this Agreement shall be concluded as of the date first written above after being executed by the Parties.

出让方： Transferors:
宋宜华 Song Yihua _______________________	周胜利 Zhou Shengli _______________________
张成义 Zhang Chengyi _______________________
受让方： Transferee:
桑西能源香港有限公司 Sunsi Energies Hong Kong Limited 由： By: _______________________ 姓名： Name: _______________________ 职务： Title: _______________________